Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE - 07/22/2019

Equity Bancshares, Inc. Announces Second Quarter Earnings of $0.58 Per Diluted Common Share and Net Income of $9.2 Million

Continues improvements in customer experience platforms including trust & wealth management, deposit and treasury product strategy and commercial lending

WICHITA, Kansas, July 22, 2019 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, reported its unaudited results for the quarter ended June 30, 2019, including net income allocable to common stockholders of $9.2 million, or $0.58 per diluted share.  Year-to-date 2019 net income allocable to common stockholders was $5.2 million and $0.32 per diluted share.

“We continue to serve as a trusted bank for entrepreneurial companies, businesses and individuals, and in the second quarter we continued our disciplined approach to lending plus additional focus on providing deposit products and services that appeal across our customer base, while innovating and streamlining our internal processes,” said Brad Elliott, Chairman and CEO of Equity.  “Our Equity Trust & Wealth Management group has provided a new service for our customer base and our new Equity Bank online banking solution has proven to be a significant upgrade for business and treasury customers.  We continue to prioritize product strategy and our market teams continue to focus on core deposit strategy and household growth.”

“In the first quarter, we recorded a $14.5 million provision for loss against a credit relationship.  We do not believe this represents a systemic trend; rather an isolated individual relationship which is unique within our portfolio.”

On February 8, 2019, Equity completed its acquisition of two bank locations in Guymon, Oklahoma, and one bank location in Cordell, Oklahoma, from MidFirst Bank (“MidFirst”) of Oklahoma City, Oklahoma (“the MidFirst acquisition”).  The acquisition added total assets of $98.6 million, which included total loans of $6.5 million.  There were total deposits of $98.5 million assumed at the time of the acquisition.  Results of operations of the MidFirst acquisition are included in Equity’s 2019 results of operations subsequent to the acquisition.

Notable Items:

•

Net income before taxes for the second quarter of 2019 was $11.7 million, or $0.74 per diluted share, compared to net income before taxes of $8.8 million, or $0.56 per diluted share, for the same time period in 2018.  Net income before taxes, adjusted to exclude merger expense, was $12.0 million, or $0.75 per diluted share, for the second quarter of 2019, compared to net income before taxes, adjusted to exclude merger expense of $14.0 million, or $0.89 per diluted share, for the second quarter of 2018.

•

Stated diluted income per share in the second quarter of 2019 was $0.58.  Merger expenses, adjusted for estimated income tax, were $207 thousand in the second quarter of 2019, or $0.01 per diluted share.  Stated diluted income per share for the first six months of 2019 was $0.32.  Merger expenses, adjusted for estimated income tax, were $694 thousand in the first six months of 2019, or $0.04 per diluted share.

•

On April 18, 2019, the Board of Directors of Equity Bancshares, Inc. authorized the repurchase of up to 1,100,000 shares of our Class A Voting Common Stock, par value $0.01 per share, from time to time, beginning April 29, 2019 and concluding October 30, 2020.  The repurchase program does not obligate us to acquire a specific dollar amount or number of shares and it may be extended, modified or discontinued at any time without notice.  As of June 30, 2019, a total of 277,806 shares have been repurchased under this authorization at an average price of $25.95.

Equity Bancshares, Inc.

PRESS RELEASE - 07/22/2019

Highlights of Equity’s growth include:

•

Total loans held for investment of $2.68 billion at June 30, 2019, as compared to total loans held for investment of $2.58 billion at December 31, 2018.  The increase of $104.6 million includes growth of $98.1 million, or 3.8%, and $6.5 million of loans added in the MidFirst acquisition.

•

Total deposits were $3.19 billion at June 30, 2019 compared to $3.12 billion at December 31, 2018.  Signature deposits, including core deposits comprised of checking accounts, savings accounts and money market accounts, were $2.19 billion at June 30, 2019, compared to $2.12 billion at December 31, 2018.  Organic signature deposit growth was 1.3% for the six months ended June 30, 2019.  In addition, the MidFirst acquisition added total deposits of $98.5 million.

•	Total assets of $4.18 billion at June 30, 2019, compared to $4.06 billion at December 31, 2018. The MidFirst acquisition added total assets of $98.6 million.
•	Book value per common share of $29.45 at June 30, 2019 and $28.87 at December 31, 2018. Tangible book value per common share of $19.23 at June 30, 2019 and $19.08 at December 31, 2018.

Financial Results for Six Months Ended June 30, 2019

Net income allocable to common stockholders was $5.2 million for the six months ended June 30, 2019, as compared to $15.6 million for the six months ended June 30, 2018, a decrease of $10.4 million, principally related to the non-typical specific impairment of $14.5 million taken during the first quarter of 2019.  Results of operations of the MidFirst acquisition are included in Equity’s 2019 results of operations subsequent to the acquisition on February 8, 2019.  Equity’s financial results also reflect results of operations of our 2018 mergers subsequent to the merger dates.  Equity Bank merged with City Bank and Trust (“CBT”) in Guymon, Oklahoma, on August 23, 2018, and on May 4, 2018, Equity completed mergers with Kansas Bank Corporation (“KBC”), parent company of First National Bank of Liberal/Hugoton (“FNB”) in Liberal, Kansas and Adams Dairy Bancshares, Inc. (“Adams”), parent company of Adams Dairy Bank in Blue Springs, Missouri.

Diluted earnings per share were $0.32 for the six-month period ended June 30, 2019, as compared to $1.02 for the comparable period of 2018.  Weighted average fully diluted shares were 15,992,265 and 15,294,387 for the six-month periods ended June 30, 2019 and 2018.

Net interest income was $61.9 million for the six months ended June 30, 2019, as compared to $58.7 million for the six months ended June 30, 2018, an increase of $3.2 million, or a 5.5% increase.  The additional net interest income was primarily driven by an increase in yield on interest-earning assets and growth in loans and securities balances, partially offset by higher interest expense as we funded the increase in earning assets with additional deposits and an overall increase in the average cost of funds.

Our net interest margin was 3.46% for the six months ended June 30, 2019, as compared to 3.92% for the six months ended June 30, 2018.  The decrease in net interest margin was partly due to an increase in cost of funds, a reduction in loan fees, additional callable bond premium amortization related to the adoption of ASU 2017-08 and the movement of the above mentioned large credit relationship to nonaccrual during the first quarter of 2019.

The provision for loan losses was $16.6 million for the six months ended June 30, 2019, as compared to $1.9 million for the six months ended June 30, 2018.  Net charge-offs for the six months ended June 30, 2019 were $10.3 million, as compared to net charge-offs of $335 thousand for the comparable period in 2018.  In the first quarter of 2019, we recorded a $14.5 million provision for loss against a credit relationship and subsequently charged off a total of $9.2 million on this credit relationship during the second quarter of 2019.

Total non-interest income was $11.8 million for the six months ended June 30, 2019, as compared to $8.8 million for the six months ended June 30, 2018.  The increase is largely attributable to increases in debit card income, service charges and fees and an increase in swap fees.  Non-interest income includes the increase in value of bank-owned life insurance of $987 thousand and $1.2 million for the six-month periods ended June 30, 2019 and 2018.

Equity Bancshares, Inc.

PRESS RELEASE - 07/22/2019

Total non-interest expense was $50.6 million for the six months ended June 30, 2019, as compared to $45.6 million for the six months ended June 30, 2018.  These results include the effect of the May 2018 addition of five locations in southwest Kansas plus one location in Blue Springs, Missouri; the August 2018 addition of one location in Guymon, Oklahoma; and the February 2019 acquisition of two additional locations in Guymon, Oklahoma, and one location in Cordell, Oklahoma.  In addition, the results reflect added lending, customer service, corporate and operations staff indirectly attributable to mergers and organic growth.  Also, data processing costs increased due to more accounts, higher transaction volumes and our new online banking platform.  Trust and wealth management infrastructure and an increase in professional fees contributed as well.  Non-interest expense also includes merger expenses of $915 thousand ($694 thousand after tax) for the six months ended June 30, 2019.  Merger expenses for the six months ended June 30, 2018, totaled $5.8 million ($4.5 million after tax).

Equity’s effective tax rate for the six-month period ended June 30, 2019 was 20.8% as compared to 22.2% for the six-month period ended June 30, 2018.  For both of the comparable periods, the estimated annual effective tax rate at which income tax expense was provided reflect, in addition to statutory tax rates, the levels of tax-exempt interest income, non-taxable life insurance income, non-deductible facilitative merger expense and other non-deductible expense in proportion to anticipated annual income before income taxes, as well as federal income tax credits anticipated to be available in each annual period.  Excess tax benefits associated with the exercise of stock options and the settlement in stock of restricted stock units recorded in the first six months of 2019 were $18 thousand as compared to $6 thousand in the comparable period of 2018.

Financial Results for Quarter Ended June 30, 2019

Net income allocable to common stockholders was $9.2 million for the three months ended June 30, 2019, as compared to net income allocable to common stockholders of $6.9 million for the three months ended June 30, 2018, an increase of $2.4 million.

Diluted earnings per share were $0.58 for the three months ended June 30, 2019, as compared to diluted earnings per share of $0.44 for the comparable period in 2018.  Weighted average fully diluted shares were 15,918,274 and 15,690,111 for the three months ended June 30, 2019 and 2018.

Net interest income was $31.3 million for the three months ended June 30, 2019, as compared to $30.9 million for the three months ended June 30, 2018, a $368 thousand, or 1.2%, increase.  The additional net interest income was primarily driven by growth in loans and securities balances and, to a lesser extent, an increase in average yield on loans, partially offset by an increase in interest expense as we funded the growth in earning assets with more deposits and borrowings and an overall increase in the average cost of funds.

The net interest margin was 3.42% for the three months ended June 30, 2019, as compared to 3.93% for the three months ended June 30, 2018.  The decrease in net interest margin was partly due to a reduction in loan fees, an overall increase in our cost of funds and the movement of the above mentioned large credit relationship to nonaccrual during the first quarter of 2019.  Our cost of funds has increased primarily due to increased interest rates for both retail and public fund deposits.  The cost of retail deposits has increased as the general level of interest rates has risen and from an increased level of market competition for this type of deposit, which are desirable due to their lower level of interest-rate sensitivity.  The cost of public fund deposits has increased due to the level of competition for these deposits, from both other financial institutions and state investment funds and due to the timing of the investment of these funds in an elevated interest rate environment.

The provision for loan losses was $974 thousand for the three months ended June 30, 2019, as compared to $750 thousand for the three months ended June 30, 2018.  For the three months ended June 30, 2019, we had net charge-offs of $9.5 million, of which $9.2 million was related to the credit relationship for which we provisioned $14.5 million during the first quarter of 2019, as compared to net recoveries of $17 thousand for the same period in 2018.

Total non-interest income for the quarter ended June 30, 2019 was $6.5 million, compared to $4.6 million for the quarter ended June 30, 2018.  This increase was largely due to increases in debit card income, service charges and fees and an increase in swap fees.  The increases in debit card income and service charges and fees are principally

Equity Bancshares, Inc.

PRESS RELEASE - 07/22/2019

attributable to the addition of accounts and higher transaction volumes.  Non-interest income includes the increase in value of bank-owned life insurance of $499 thousand and $508 thousand for the three-month periods ended June 30, 2019 and 2018.

Total non-interest expense was $25.0 million for the quarter ended June 30, 2019, compared to $26.0 million for the quarter ended June 30, 2018.  The decrease in non-interest expense is largely due to a decrease in merger expenses, partially offset by increases in salaries and employee benefits, other real estate owned, data processing, professional fees and FDIC insurance expenses.  The results reflect added lending, customer service, corporate and operations staff indirectly attributable to mergers and organic growth plus increased data processing costs due to more accounts, higher transaction volumes along with our new online banking platform and trust and wealth management infrastructure and an increase in professional fees.  Non-interest expense also includes merger expenses of $276 thousand ($207 thousand after tax) for the three months ended June 30, 2019.  Merger expenses for the three months ended June 30, 2018, totaled $5.2 million ($4.0 million after tax).

Equity’s effective tax rate for the quarter ended June 30, 2019 was 21.4% as compared to 21.9% for the quarter ended June 30, 2018.  Excess tax benefits associated with the exercise of stock options and the settlement in stock of restricted stock units recorded in the second quarter of 2019 were $10 thousand.  No excess tax benefits associated with share-based compensation were recognized in the comparable period of 2018.

Loans, Deposits and Total Assets

Loans held for investment were $2.68 billion at June 30, 2019, as compared to $2.58 billion at December 31, 2018, an increase of $104.6 million.  The increase in loans held for investment includes $6.5 million of net loans acquired in the February 2019 MidFirst acquisition plus $98.1 million of additional loan growth.

As of June 30, 2019, Equity’s allowance for loan losses to total loans was 0.66%, as compared to 0.44% at December 31, 2018.  Total reserves, including purchase discounts, to total loans were approximately 1.14% as of June 30, 2019, as compared to 1.02% at December 31, 2018.  Nonperforming assets of $67.4 million as of June 30, 2019, were 1.61% of total assets.  Nonperforming assets at December 31, 2018, were $39.6 million or 0.97% of total assets.

Total deposits were $3.19 billion at June 30, 2019, as compared to $3.12 billion at December 31, 2018.  Total deposits increased $62.4 million between December 31, 2018 and June 30, 2019.  This increase included $98.5 million assumed in the MidFirst acquisition and a $57.6 million increase in organic savings, NOW and money market deposits, partially offset by a $29.1 million decrease in organic demand deposits and a $64.6 million decrease in organic time deposits.  Signature deposits were $2.19 billion at June 30, 2019, as compared to $2.12 billion at December 31, 2018.

At June 30, 2019, Equity had consolidated total assets of $4.18 billion, as compared to $4.06 billion at December 31, 2018, an increase of $118.4 million.  The increase in total assets includes $98.6 million of total assets acquired in the MidFirst acquisition.

Borrowings and Capital

At June 30, 2019, borrowings totaled $515.6 million, as compared to $464.7 million at December 31, 2018.  The increase in borrowings was principally due to a $59.9 million increase in Federal Home Loan Bank advances, partially offset by a $9.0 million reduction in federal funds purchased and retail repurchase agreements.

At June 30, 2019, common stockholders’ equity totaled $458.4 million, $29.45 per common share, compared to $455.9 million, $28.87 per common share, at December 31, 2018.  Tangible common equity was $299.3 million and tangible book value per common share was $19.23 at June 30, 2019.  Tangible common equity was $301.3 million and tangible book value per common share was $19.08 at December 31, 2018.  During the second quarter of 2019, the company repurchased a total of 277,806 shares of our Class A Voting Common Stock at a total cost of $7.2

Equity Bancshares, Inc.

PRESS RELEASE - 07/22/2019

million, or $25.95 per share.  The ratio of common equity tier 1 capital to risk-weighted assets was approximately 10.47% and the total capital to risk-weighted assets was approximately 11.57% at June 30, 2019.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this press release.

Conference Call and Webcast

Equity Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Greg Kossover, will hold a conference call and webcast to discuss second quarter 2019 results on Tuesday, July 23, 2019 at 10 a.m. eastern time, 9:00 a.m. central time.

Investors, news media and other participants should register for the call or audio webcast at investor.equitybank.com. On Tuesday, July 23, 2019, participants may also dial into the call toll-free at (844) 534-7311 from anywhere in the U.S. or (574) 990-1419 internationally, using conference ID no. 1869113.

Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.  Presentation slides to pair with the call or webcast will be posted one hour prior to the call at investor.equitybank.com.

A replay of the call and webcast will be available two hours following the close of the call until July 30, 2019, accessible at (855) 859-2056 with conference ID no. 1869113 at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

No Offer or Solicitation

This press release shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from

Equity Bancshares, Inc.

PRESS RELEASE - 07/22/2019

Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2019 and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(816) 505-4063

jhanley@equitybank.com

Unaudited Financial Tables

•	Table 1. Selected Financial Highlights
•	Table 2. Year-to-Date Analysis of Changes in Net Interest Income
•	Table 3. Quarterly Analysis of Changes in Net Interest Income
•	Table 4. Consolidated Balance Sheets
•	Table 5. Consolidated Statements of Income
•	Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 07/22/2019

TABLE 1. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Statement of Income Data
Net interest income	$31,288	$30,639	$33,336	$32,755	$30,920
Provision for loan losses	974	15,646	750	1,291	750
Net gains (losses) from securities transactions	7	6	5	(4)	(2)
Other non-interest income	6,444	5,318	5,444	5,437	4,594
Total non-interest income	6,451	5,324	5,449	5,433	4,592
Merger expense	276	639	938	757	5,236
Other non-interest expense	24,747	24,904	24,200	22,890	20,739
Total non-interest expense	25,023	25,543	25,138	23,647	25,975
Income (loss) before income taxes	11,742	(5,226)	12,897	13,250	8,787
Provision for income taxes (benefits)	2,510	(1,153)	2,972	2,928	1,920
Net income (loss)	9,232	(4,073)	9,925	10,322	6,867
Net income (loss) allocable to common stockholders	9,232	(4,073)	9,925	10,322	6,867
Basic earnings (loss) per share	0.59	(0.26)	0.63	0.65	0.45
Diluted earnings (loss) per share	0.58	(0.26)	0.62	0.64	0.44

Balance Sheet Data (at period end)
Available-for-sale securities	$161,082	$166,355	$168,875	$172,388	$180,238
Held-to-maturity securities	766,950	749,493	748,356	713,899	665,995
Gross loans held for investment	2,679,985	2,618,986	2,575,408	2,598,729	2,451,772
Allowance for loan losses	17,777	26,340	11,454	11,010	10,083
Intangible assets, net	159,147	159,944	154,665	155,430	146,538
Total assets	4,180,074	4,065,354	4,061,716	3,931,036	3,712,185
Total deposits	3,185,893	3,260,870	3,123,447	2,821,246	2,635,048
Non-time deposits	2,192,534	2,220,110	2,115,541	1,969,715	1,829,902
Borrowings	515,582	331,221	464,676	652,755	631,501
Total liabilities	3,721,668	3,611,891	3,605,775	3,487,799	3,278,903
Total stockholders’ equity	458,406	453,463	455,941	443,237	433,282
Tangible common equity*	299,259	293,519	301,276	287,807	286,744

Selected Average Balance Sheet Data (quarterly average)
Investment securities	$924,914	$918,804	$893,642	$860,940	$767,038
Total gross loans receivable	2,655,256	2,560,030	2,590,610	2,516,833	2,317,071
Interest-earnings assets	3,665,618	3,560,815	3,578,487	3,457,871	3,158,187
Total assets	4,025,764	3,926,359	3,935,722	3,804,114	3,475,786
Interest-bearing deposits	2,726,443	2,709,596	2,501,227	2,251,937	2,148,361
Borrowings	347,103	269,492	480,417	642,575	495,558
Total interest-bearing liabilities	3,073,546	2,979,088	2,981,644	2,894,512	2,643,919
Total deposits	3,200,624	3,178,164	2,991,657	2,709,741	2,556,982
Total liabilities	3,568,661	3,466,646	3,486,272	3,364,343	3,062,312
Total stockholders' equity	457,103	459,713	449,450	439,771	413,474
Tangible common equity*	297,541	302,398	294,506	289,515	279,328

Performance ratios
Return on average assets (ROAA) annualized	0.92%	(0.42)%	1.00%	1.08%	0.79%
Return on average equity (ROAE) annualized	8.10%	(3.59)%	8.76%	9.31%	6.66%
Return on average tangible common equity (ROATCE) annualized*	13.29%	(4.62)%	14.17%	14.91%	10.58%
Yield on loans annualized	5.74%	5.79%	5.91%	5.73%	5.73%
Cost of interest-bearing deposits annualized	1.64%	1.61%	1.45%	1.15%	1.00%
Cost of total deposits annualized	1.40%	1.37%	1.21%	0.95%	0.84%
Net interest margin annualized	3.42%	3.49%	3.70%	3.76%	3.93%
Efficiency ratio*	65.59%	69.26%	62.40%	59.93%	58.40%
Non-interest income / average assets	0.64%	0.55%	0.55%	0.57%	0.53%
Non-interest expense / average assets	2.49%	2.64%	2.53%	2.47%	3.00%

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Capital Ratios
Tier 1 Leverage Ratio	8.26%	8.36%	8.60%	8.60%	9.36%
Common Equity Tier 1 Capital Ratio	10.47%	10.46%	10.95%	10.49%	11.04%
Tier 1 Risk Based Capital Ratio	10.96%	10.95%	11.45%	11.00%	11.56%
Total Risk Based Capital Ratio	11.57%	11.87%	11.86%	11.37%	11.94%
Total stockholders' equity to total assets	10.97%	11.15%	11.23%	11.28%	11.67%
Tangible common equity to tangible assets*	7.44%	7.52%	7.71%	7.62%	8.04%
Book value per common share	$29.45	$28.66	$28.87	$28.07	$27.44
Tangible book value per common share*	$19.23	$18.55	$19.08	$18.22	$18.16
Tangible book value per diluted common share*	$18.99	$18.30	$18.73	$17.86	$17.78

* The value noted is considered a Non-GAAP financial measure.  For a reconciliation of Non-GAAP financial measures, see Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 07/22/2019

TABLE 2. YEAR-TO-DATE ANALYSIS OF CHANGES IN NET INTEREST INCOME (Unaudited)

(Dollars in thousands)

	Year-to-date 06/30/2019			Year-to-date 06/30/2018
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate (3) (4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate (3) (4)
Interest-earning assets
Loans (1)	$2,607,906	$74,560	5.77%	$2,220,559	$62,149	5.64%
Total securities	921,876	12,149	2.66%	733,234	9,739	2.68%
Federal funds sold and other	83,723	1,257	3.03%	68,038	1,066	3.16%
Total interest-earning assets	3,613,505	87,966	4.91%	3,021,831	72,954	4.87%
Interest-bearing liabilities
Total interest-bearing demand and savings	1,704,672	11,525	1.36%	1,319,523	4,814	0.74%
Certificates of deposit	1,013,394	10,349	2.06%	776,839	5,242	1.36%
Total interest-bearing deposits	2,718,066	21,874	1.62%	2,096,362	10,056	0.97%
FHLB advances & LOC	238,462	3,146	2.66%	379,675	3,393	1.80%
Other borrowings	70,049	1,019	2.94%	62,959	798	2.56%
Total interest-bearing liabilities	3,026,577	26,039	1.74%	2,538,996	14,247	1.13%

Net interest income		$61,927			$58,707
Interest rate spread			3.17%			3.74%

Net interest margin (2)			3.46%			3.92%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

	For the six months ended
	June 30, 2019 vs. 2018
	Total Increase/(Decrease)
	Volume Variance (1)	Yield/Rate Variance (1)	Total Variance
Interest-earning assets
Loans	$11,049	$1,362	$12,411
Total securities	2,469	(59)	2,410
Federal funds sold and other	237	(46)	191
Total interest-earning assets	13,755	1,257	15,012
Interest-bearing liabilities
Total interest-bearing demand and savings	1,701	5,010	6,711
Certificates of deposit	1,902	3,205	5,107
Total interest-bearing deposits	3,603	8,215	11,818
FHLB advances & LOC	(1,526)	1,279	(247)
Other borrowings	117	104	221
Total interest-bearing liabilities	2,194	9,598	11,792

Net interest income	$11,561	$(8,341)	$3,220

(1) The effect of changes in volume is determined by multiplying the change in volume by the previous year's average rate. Similarly, the effect of rate changes is calculated by multiplying the change in average rate by the prior year's volume. The changes attributable to both volume and rate, which cannot be segregated, have been allocated to the volume variance and the rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

Equity Bancshares, Inc.

PRESS RELEASE - 07/22/2019

TABLE 3. QUARTERLY ANALYSIS OF CHANGES IN NET INTEREST INCOME (Unaudited)

(Dollars in thousands)

	Quarter ended 06/30/2019			Quarter ended 06/30/2018
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate (3) (4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate (3) (4)
Interest-earning assets
Loans (1)	$2,655,256	$38,027	5.74%	$2,317,071	$33,101	5.73%
Total securities	924,914	6,114	2.65%	767,038	5,137	2.69%
Federal funds sold and other	85,448	623	2.92%	74,078	593	3.21%
Total interest-earning assets	3,665,618	44,764	4.90%	3,158,187	38,831	4.93%
Interest-bearing liabilities
Total interest-bearing demand and savings	1,715,991	5,857	1.37%	1,367,544	2,591	0.76%
Certificates of deposit	1,010,452	5,287	2.10%	780,817	2,747	1.41%
Total interest-bearing deposits	2,726,443	11,144	1.64%	2,148,361	5,338	1.00%
FHLB advances & LOC	278,864	1,841	2.65%	426,392	2,094	1.97%
Other borrowings	68,239	491	2.89%	69,166	479	2.78%
Total interest-bearing liabilities	3,073,546	13,476	1.76%	2,643,919	7,911	1.20%

Net interest income		$31,288			$30,920
Interest rate spread			3.14%			3.73%
Net interest margin (2)			3.42%			3.93%
(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

	For the three months ended
	June 30, 2019 vs. 2018
	Total Increase/(Decrease)
	Volume Variance (1)	Yield/Rate Variance (1)	Total Variance
Interest-earning assets
Loans	$4,842	$84	$4,926
Total securities	1,018	(41)	977
Federal funds sold and other	86	(56)	30
Total interest-earning assets	5,946	(13)	5,933
Interest-bearing liabilities
Total interest-bearing demand and savings	781	2,485	3,266
Certificates of deposit	957	1,583	2,540
Total interest-bearing deposits	1,738	4,068	5,806
FHLB advances & LOC	(850)	597	(253)
Other borrowings	(22)	34	12
Total interest-bearing liabilities	866	4,699	5,565

Net interest income	$5,080	$(4,712)	$368

(1) The effect of changes in volume is determined by multiplying the change in volume by the previous year's average rate. Similarly, the effect of rate changes is calculated by multiplying the change in average rate by the prior year's volume. The changes attributable to both volume and rate, which cannot be segregated, have been allocated to the volume variance and the rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

Equity Bancshares, Inc.

PRESS RELEASE - 07/22/2019

TABLE 4. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	June 30,	December 31,
	2019	2018
ASSETS
Cash and due from banks	$180,827	$192,735
Federal funds sold	591	83
Cash and cash equivalents	181,418	192,818
Interest-bearing time deposits in other banks	4,742	4,991
Available-for-sale securities	161,082	168,875
Held-to-maturity securities, fair value of $778,051 and $739,989	766,950	748,356
Loans held for sale	6,761	2,972
Loans, net of allowance for loan losses of $17,777 and $11,454	2,662,208	2,563,954
Other real estate owned, net	5,764	6,372
Premises and equipment, net	84,942	80,442
Bank-owned life insurance	74,092	73,105
Federal Reserve Bank and Federal Home Loan Bank stock	33,226	29,214
Interest receivable	16,702	17,372
Goodwill	136,432	131,712
Core deposit intangibles, net	21,512	21,725
Other	24,243	19,808
Total assets	$4,180,074	$4,061,716
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$487,430	$503,831
Total non-interest-bearing deposits	487,430	503,831
Savings, NOW and money market	1,705,104	1,611,710
Time	993,359	1,007,906
Total interest-bearing deposits	2,698,463	2,619,616
Total deposits	3,185,893	3,123,447
Federal funds purchased and retail repurchase agreements	41,047	50,068
Federal Home Loan Bank advances	444,818	384,898
Bank stock loan	15,308	15,450
Subordinated debentures	14,409	14,260
Contractual obligations	3,744	3,965
Interest payable and other liabilities	16,449	13,687
Total liabilities	3,721,668	3,605,775
Commitments and contingent liabilities
Stockholders’ equity
Common stock	173	173
Additional paid-in capital	381,133	379,085
Retained earnings	105,337	101,326
Accumulated other comprehensive loss	(1,291)	(4,867)
Employee stock loans	(83)	(121)
Treasury stock	(26,863)	(19,655)
Total stockholders’ equity	458,406	455,941
Total liabilities and stockholders’ equity	$4,180,074	$4,061,716

Equity Bancshares, Inc.

PRESS RELEASE - 07/22/2019

TABLE 5. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Interest and dividend income
Loans, including fees	$38,027	$33,101	$74,560	$62,149
Securities, taxable	4,969	4,112	10,051	7,835
Securities, nontaxable	1,145	1,025	2,098	1,904
Federal funds sold and other	623	593	1,257	1,066
Total interest and dividend income	44,764	38,831	87,966	72,954
Interest expense
Deposits	11,144	5,338	21,874	10,056
Federal funds purchased and retail repurchase agreements	34	24	66	47
Federal Home Loan Bank advances	1,841	2,094	3,146	3,393
Bank stock loan	147	156	309	183
Subordinated debentures	310	299	644	568
Total interest expense	13,476	7,911	26,039	14,247

Net interest income	31,288	30,920	61,927	58,707
Provision for loan losses	974	750	16,620	1,920
Net interest income after provision for loan losses	30,314	30,170	45,307	56,787
Non-interest income
Service charges and fees	2,240	1,729	4,163	3,309
Debit card income	2,186	1,522	3,924	2,775
Mortgage banking	562	312	879	625
Increase in value of bank-owned life insurance	499	508	987	1,160
Net gains (losses) from securities transactions	7	(2)	13	(10)
Other	957	523	1,809	984
Total non-interest income	6,451	4,592	11,775	8,843
Non-interest expense
Salaries and employee benefits	13,067	11,629	27,165	22,520
Net occupancy and equipment	2,188	2,011	4,155	3,813
Data processing	2,358	1,968	4,763	3,642
Professional fees	1,228	844	2,384	1,559
Advertising and business development	722	665	1,368	1,284
Telecommunications	485	432	1,070	801
FDIC insurance	730	510	1,008	754
Courier and postage	341	303	668	558
Free nationwide ATM cost	420	330	781	622
Amortization of core deposit intangibles	785	625	1,564	1,009
Loan expense	175	145	443	491
Other real estate owned	302	(671)	414	(403)
Merger expenses	276	5,236	915	5,767
Other	1,946	1,948	3,868	3,185
Total non-interest expense	25,023	25,975	50,566	45,602
Income before income tax	11,742	8,787	6,516	20,028
Provision for income taxes	2,510	1,920	1,357	4,450
Net income and net income allocable to common stockholders	$9,232	$6,867	$5,159	$15,578
Basic earnings per share	$0.59	$0.45	$0.33	$1.04
Diluted earnings per share	$0.58	$0.44	$0.32	$1.02

Equity Bancshares, Inc.

PRESS RELEASE - 07/22/2019

TABLE 6. Non-GAAP Financial Measures (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Total stockholders' equity	$458,406	$453,463	$455,941	$443,237	$433,282
Less: goodwill	136,432	136,432	131,712	131,723	125,485
Less: core deposit intangibles, net	21,512	22,296	21,725	22,466	19,800
Less: mortgage servicing asset, net	8	10	11	13	14
Less: naming rights, net	1,195	1,206	1,217	1,228	1,239
Tangible common equity	$299,259	$293,519	$301,276	$287,807	$286,744
Common shares issued at period end	15,563,873	15,820,303	15,793,095	15,792,695	15,780,777
RSU shares vested	—	108	—	—	6,768
Common shares outstanding at period end	15,563,873	15,820,411	15,793,095	15,792,695	15,787,545
Diluted common shares outstanding at period end	15,758,747	16,036,700	16,085,729	16,118,067	16,131,096
Book value per common share	$29.45	$28.66	$28.87	$28.07	$27.44
Tangible book value per common share	$19.23	$18.55	$19.08	$18.22	$18.16
Tangible book value per diluted common share	$18.99	$18.30	$18.73	$17.86	$17.78

Total assets	$4,180,074	$4,065,354	$4,061,716	$3,931,036	$3,712,185
Less: goodwill	136,432	136,432	131,712	131,723	125,485
Less: core deposit intangibles, net	21,512	22,296	21,725	22,466	19,800
Less: mortgage servicing asset, net	8	10	11	13	14
Less: naming rights, net	1,195	1,206	1,217	1,228	1,239
Tangible assets	$4,020,927	$3,905,410	$3,907,051	$3,775,606	$3,565,647
Total stockholders' equity to total assets	10.97%	11.15%	11.23%	11.28%	11.67%
Tangible common equity to tangible assets	7.44%	7.52%	7.71%	7.62%	8.04%
Total average stockholders' equity	$457,103	$459,713	$449,450	$439,771	$413,474
Less: average intangible assets	159,562	157,315	154,944	150,256	134,146
Average tangible common equity	$297,541	$302,398	$294,506	$289,515	$279,328
Net income (loss) allocable to common stockholders	$9,232	$(4,073)	$9,925	$10,322	$6,867
Amortization of intangible assets	797	791	752	707	637
Less: tax effect of intangible assets amortization	167	166	158	148	134
Adjusted net income (loss) allocable to common stockholders	$9,862	$(3,448)	$10,519	$10,881	$7,370
Return on total average stockholders' equity (ROAE) annualized	8.10%	(3.59)%	8.76%	9.31%	6.66%
Return on average tangible common equity (ROATCE) annualized	13.29%	(4.62)%	14.17%	14.91%	10.58%
Non-interest expense	$25,023	$25,543	$25,138	$23,647	$25,975
Less: merger expenses	276	639	938	757	5,236
Non-interest expense, excluding merger expenses	$24,747	$24,904	$24,200	$22,890	$20,739
Net interest income	$31,288	$30,639	$33,336	$32,755	$30,920
Non-interest income	6,451	5,324	5,449	5,433	4,592
Less: net gains (losses) from securities transactions	7	6	5	(4)	(2)
Non-interest income, excluding gains (losses) from securities transactions	$6,444	$5,318	$5,444	$5,437	$4,594
Net interest income plus non-interest income, excluding net gains (losses) from securities transactions	$37,732	$35,957	$38,780	$38,192	$35,514
Non-interest expense to net interest income plus non-interest income	66.31%	71.03%	64.81%	61.92%	73.14%
Efficiency ratio	65.59%	69.26%	62.40%	59.93%	58.40%